RYAN J. BIGBEE
ANDREW B. CURTIS † •
KINZIE R. JOHNSON •
CASSY MCGINNIS •
BRANDON P. STALEY
CARSON J. OGLE

† Board Certified Texas Board of Legal Specialization Civil Trial Law
• Licensed in TX & NM

BIGBEE & CURTIS, LLP
ATTORNEYS AT LAW
P.O. BOX 53068 (MAILING)
LUBBOCK, TX 79453
11010 INDIANA AVENUE (PHYSICAL)
LUBBOCK, TX 79423
P: 806.319.8520
F: 806.686-4038
www.BigbeeCurtislaw.com

From the Office of:
RYAN J. BIGBEE

Direct Dial: 806.319.8523
ryan@bigbeecurtislaw.com

April 13, 2026

NOTICE OF ACCELERATION AND DEMAND

Certified Article Number
9314 7699 0430 0148 3312 75

CM/RRR and First-Class Mail
Permex Petroleum Corporation US
1700 Post Oak Boulevard
2 BLVD Place, Suite 600
Houston, TX 77056

Certified Article Number
9314 7699 0430 0148 3313 22

CM/RRR and First-Class Mail
Permex Petroleum Corporation
2950 North Loop West, Suite 500
Houston, TX 77092

CM/RRR and First-Class Mail
Permex Petroleum Corporation
Attn: Richard Little
2911 Turtle Creek Blvd, Suite 925
Dallas, TX 75219

Certified Article Number
9314 7699 0430 0148 3312 92
SENDER'S RECORD

RE: Mortgage (with Assignment of Leases and Rents, Security Agreement and Fixture Filing) dated January 9, 2026, by and between Permex Petroleum US Corporation, as mortgagor ("Borrower"), a wholly owned subsidiary of Permex Petroleum Corporation, to Jeffrey E. Eberwein, on behalf of the Debentureholders, as mortgagee ("Collateral Agent") and in connection with that certain Senior Secured Convertible Debentures issued by Permex Petroleum Corporation ("Borrower" or "Permex") dated November 1, 2024, to (i) Jeffrey E. Eberwein in the original principal amount of $776,389; (ii) Kent Lindemuth in the original principal amount of $5,000,000; (iii) Ramnarain Jaigobind in the original principal amount of $150,000; (iv) John R. Peckham in the original principal amount of $100,000; (v) Justin Law in the original principal amount of $100,000; (vi) JP Exploration, LLC. in the original principal amount of $50,000; (vii) FREX GmbH in the original principal amount of $50,000; and (viii) Bradley Tallion in the original amount of $50,000 (the "Debentures") (hereinafter referred to as "Indebtedness")

Borrower: Permex Petroleum US Corporation, a wholly owned subsidiary of Permex Petroleum Corporation

My Client: Jeffrey E. Eberwein on behalf of himself and as Collateral Agent for all Debenture Holders: (i) Jeffrey E. Eberwein (ii) Kent Lindemuth; (iii) Ramnarain Jaigobind; (iv) John R. Peckham; (v) Justin Law; (vi) JP Exploration, LLC; (vii) FREX GmbH; and (viii) Bradley Tallion (herein collectively referred to as the "Noteholder" whether one or more)

My File No.: 26-08356

Dear Mr. Little:

This firm represents Jeffrey E. Eberwein on behalf of himself and as Collateral Agent for all Debenture Holders: (i) Jeffrey E. Eberwein (ii) Kent Lindemuth; (iii) Ramnarain Jaigobind; (iv) John R. Peckham; (v) Justin Law; (vi) JP Exploration, LLC; (vii) FREX GmbH; and (viii) Bradley Tallion, which are the owners of the Mortgage and Senior Secured Convertible Debentures associated with your Mortgage loan. Jeffrey E. Eberwein, on behalf of himself, and as Collateral Agent for all Debenture Holders, whose address is 4 Lockwood Avenue, Old Greenwich, CT 06870, is authorized to collect the debt and to administer any resulting foreclosure of the property securing the above-referenced Mortgage loan. You were notified in a letter dated January 28, 2026, from Jeffrey E. Eberwein, as Collateral Agent for all Debenture Holders (the "Notice Letter"), that default had occurred in the payment of the Mortgage loan evidencing the above-referenced Indebtedness (as the same may have been modified, renewed and extended, the "Note") and that Noteholder would accelerate the maturity of the Note if you did not cure your delinquency by February 18, 2026. Because of your failure to cure the default in payment of the Note, the maturity date of the Note was accelerated by the Noteholder effective as of April 13, 2026.

All unpaid principal and accrued interest on the Mortgage loan are due and payable at this time.

In connection with the foregoing, please be advised as follows:

1) You have failed to cure the defaults under the Note and other loan documents. As a result, Noteholder hereby accelerates all sums due and owing under the Note and other loan documents. In accordance with the terms of the Note and loan documents, demand is hereby made for payment of all outstanding principal, accrued interest, fees and expenses due under the Note and loan documents.

2) You are hereby notified that Noteholder, at its option, will exercise any or all of the rights and remedies available to Noteholder under the loan documents or at law, including, but not limited to:

    (i) Foreclosure, liquidation or other realization upon all or any portion of the collateral for the Note and loan documents;
    (ii) Offsetting sums due to Borrower or any Guarantor by Noteholder against sums due by Borrower or any Guarantor to Noteholder;
    (iii) Notifying all tenants or lessees of the project to make payment directly to Noteholder; and/or
    (iv) Initiating legal proceedings against Borrower and/or any or all Guarantors under the Note or loan documents.

3) You are hereby further advised that in the event any collateral for the Note is foreclosed upon, liquidated or otherwise realized upon, and the amount bid is not sufficient to satisfy all sums due and owing under the Note and loan documents including, without limitation, principal, interest, attorney's fees and other expenses incurred in connection therewith, the Borrower and Guarantors shall be jointly and severally liable for the deficiency.

You are hereby advised we are attempting to collect a debt for Jeffrey E. Eberwein on behalf of himself and as Collateral Agent for all Debenture Holders: (i) Jeffrey E. Eberwein (ii) Kent Lindemuth; (iii) Ramnarain Jaigobind; (iv) John R. Peckham; (v) Justin Law; (vi) JP Exploration, LLC; (vii) FREX GmbH; and (viii) Bradley Tallion, and any information obtained will be used for that purpose.

This letter does not constitute demand for payment but is notice of foreclosure as required by law.

ASSERT AND PROTECT YOUR RIGHTS AS A MEMBER OF THE ARMED FORCES OF THE UNITED STATES. IF YOU OR YOUR SPOUSE IS SERVING ON ACTIVE MILITARY DUTY, INCLUDING ACTIVE MILITARY DUTY AS A MEMBER OF THE TEXAS NATIONAL GUARD OR THE NATIONAL GUARD OF ANOTHER STATE OR AS A MEMBER OF A RESERVE COMPONENT OF THE ARMED FORCES OF THE UNITED STATES, PLEASE SEND WRITTEN NOTICE OF THE ACTIVE-DUTY MILITARY SERVICE TO THE SENDER OF THIS NOTICE IMMEDIATELY.

Enclosed you will find a copy of the Notice of Foreclosure Sale, which is posted on the public notice board of the Martin County Courthouse and in accordance with the provisions of the Mortgage.

Should you have any questions or comments, please feel free to contact me. Your courteous attention to this matter is greatly appreciated.

Any amounts listed are estimated amounts and you should contact our office for the actual amounts needed to cure the deficiency.

Yours very truly,

Ryan J. Bigbee

RJB/mm

Enclosure: Copy of Notice of Substitute Trustee's Sale

cc: Client